Exhibit No. 10.27

2011 Long-Term Stock Option Grant	ARMSTRONG WORLD INDUSTRIES

2500 Columbia Ave., P.O. Box 3001

Lancaster, PA 17604

717.397.0611

[NAME]

[TITLE]

I am pleased to inform you that Armstrong’s Management Development and Compensation Committee granted you options to purchase Common Stock of AWI as follows:

Date of Grant:

Exercise Price per Share:

Total Number of Shares Granted:

Type of Option:	Non-qualified

Expiration Date of Option:	[TEN YEAR ANNIVERSARY OF GRANT]

Vesting Schedule: This award may be exercised in whole or in part, in accordance with the following:

Shares	Vest Date

–––	[ONE YEAR ANNIVERSARY OF GRANT]

–––	[TWO YEAR ANNIVERSARY OF GRANT]

–––	[THREE YEAR ANNIVERSARY OF GRANT]

Employment Events

The following chart outlines the provisions which apply to the grant for various employment events. The provision for retirement has been improved from prior year and is highlighted below.

Event	Stock Option Provisions

Voluntary resignation	• Forfeit vested and unvested options

Retirement (age 55 or older with 5 years of service)	• Normal vesting post-retirement (1) • 5 years or expiration to exercise vested options

Involuntary termination	• Forfeit unvested options • 3 months or expiration to exercise vested options

Willful, deliberate, or gross misconduct	• Forfeit vested and unvested options

Death	• Accelerated vesting if death occurs after 12/31/11, otherwise forfeit • 1 year or expiration to exercise options

Long-term disability	• Accelerated vesting if death occurs after 12/31/11, otherwise forfeit • 1 year or expiration to exercise options

(1)	Provision improved from prior year

Please contact Eileen Beck (717-396-4050) if you have questions.

Sincerely,

Matthew J. Espe
Chief Executive Officer

2011 Long-Term Performance Restricted Stock Grant	ARMSTRONG WORLD INDUSTRIES

2500 Columbia Ave., P.O. Box 3001

Lancaster, PA 17604

717.397.0611

Company Confidential

Name

Title

I am pleased to inform you that Armstrong’s Management Development and Compensation Committee granted you the following:

Date of Grant:

Performance Restricted Shares:

This award recognizes the importance of your role in achieving the company’s three-year strategy and is subject to the terms of the 2006 Long-Term Incentive Plan and this grant agreement.

The Performance Restricted Shares will be earned by achieving the three-year cumulative Return on Invested Capital (ROIC) target contained in our strategic plan. The Committee has established the following performance schedule that allows participants to earn up to 150% of the award.

ROIC Performance Scale
	Performance to Target	Payout
Threshold	61%	50%
Target	100%	100%
Maximum	117%	150%

Restrictions on the Performance Restricted Shares will lapse December 31, 2013. If earned, AWI common stock will be distributed to you following the conclusion of the restriction period. The company will use share tax withholding to satisfy your tax obligations unless you provide a payment to cover the taxes.

As an example, assume an employee is granted 500 Performance Restricted Shares and the company achieves 61% of the ROIC target at the end of 2013. The employee would earn 50% of their award or 250 Performance Restricted Stock Shares. Despite no upside beyond 117% of the ROIC target, participants may gain additional value from stock price appreciation.

If Armstrong makes cash dividend payments during the restriction period, the value of the dividends will accrue in a non-interest bearing account. You will receive a cash payment for the accrued dividends at the end of the restriction period. The payment would be adjusted proportionate to the earned shares.

Employment Events

The following chart outlines the provisions which apply to the grant for various employment events. The provisions for retirement and involuntary termination have been improved from prior year and are highlighted below.

Event	Performance Restricted Share Provisions

Voluntary resignation	• Forfeit all shares and accrued dividends

Retirement (age 55 or older with 5 years of service)	• Shares and accrued dividends earned pro-rata if retirement occurs after 12/31/11(1)

Involuntary termination	• Shares and accrued dividends earned pro-rata if termination occurs after 12/31/11(1)

Death	• Shares and accrued dividends earned pro-rata if death occurs after 12/31/11

Long-term disability	• Shares and accrued dividends earned pro-rata if disability occurs after 12/31/11

(1)	Provision improved from prior year

Please contact Eileen Beck (717-396-4050) if you have questions.

Sincerely,

Matthew J. Espe
Chief Executive Officer

The information contained in this letter is confidential and any discussion, distribution, or use of this information is prohibited.